NEWS
RELEASE
Contact:                Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES PARTICIPATION IN OPPENHEIMER’S 3rd ANNUAL OIL SERVICES AND EQUIPMENT CONFERENCE

HOUSTON, TEXAS, November 26, 2008 – Geokinetics Inc. (AMEX: GOK) announced that Richard Miles, the Company’s President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will participate in the Oppenheimer 3rd Annual Oil Services and Equipment Conference on Wednesday, December 3, 2008, at Oppenheimer’s offices at 300 Madison Avenue, New York City, NY.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally.  Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.  More information about Geokinetics is available at http://www.geokinetics.com/.

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GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX